NEWS RELEASE

CONTACT ERIC GRAAP

(540) 349-0212 or egraap@fauquierbank.com

FAUQUIER BANKSHARES, INC. ANNOUNCES 11% INCREASE IN RECORD THIRD QUARTER NET INCOME

Net Income increased 10.6% to $1.5 million for quarter.

1.30% Return on Average Assets; 17.13% Return on Average Equity.

Year-to-year loan portfolio growth of 14%.

WARRENTON, VA, October 20, 2005 – Fauquier Bankshares, Inc. (NASDAQ SmallCap: FBSS), today reported record third quarter net income of $1,473,000, or $0.41 per diluted share, for the quarter ended September 30, 2005. This compares with $1,332,000, or $0.38 per diluted share, for the third quarter of 2004, an increase of 10.6%. Return on average assets was 1.30% and return on average equity was 17.13% for the third quarter of 2005, compared with 1.26% and 17.92%, respectively, for the third quarter of 2004. The growth in net income was primarily due to a 6.9% increase in net interest income, partially offset by a 9.0% increase in total other expenses.

For the nine months ended September 30, 2005, net income was $4,032,000, or $1.13 per diluted share, compared with $3,486,000, or $0.99 per diluted share for the first nine months of 2004, an increase of 15.7%. Return on average assets was 1.21% and return on average equity was 16.24% for the first nine months of 2005, compared with 1.15% and 16.01%, respectively, for the first nine months of 2004. For the nine month period, the growth in net income was primarily due to a 10.4% increase in net interest income, partially offset by a 6.6% increase in total other expenses.

Randy Ferrell, President and CEO of Fauquier Bankshares, Inc. and its primary subsidiary, The Fauquier Bank, commented, “We are pleased to again report record net income for the quarter. Our current third quarter not only increased 11% when compared to last year’s third quarter, but also showed an increase of 18% when compared to our most recent June 2005 second quarter. The current quarter also solidly contributed to the 16% improvement for our nine-month year-to-date net income compared to 2004. Our focus on balance sheet growth strategies across all business lines coupled with operational efficiencies continue to be the primary factors contributing to this level of performance.”

Mr. Ferrell continued, “We have previously discussed our plans for opening a branch office in Haymarket in 2006 to further enhance our growing presence in western Prince William County. These plans remain on schedule. This office will strategically position the Bank for future deposit and retail loan growth from this rapidly growing community.”

Net interest income increased $310,000 to $4.81 million for the quarter ended September 30, 2005 from $4.50 million for the quarter ended September 30, 2004. The increase in net interest income resulted from a 6.2% increase in total average earning assets from $387 million during the third quarter of 2004 to $411 million for the third quarter of 2005. Additionally, Fauquier Bankshares’ net interest margin increased to 4.63% for the September 2005 quarter compared with 4.61% for the September 2004 quarter. For the nine month period ended September 30, 2005, net interest income increased $1.34 million to $14.20 million. The net interest margin for the first nine months of 2005 was 4.63% compared with 4.58% for the same period in 2004.

Net loans and total deposits were $366.8 million and $389.9 million, respectively, at September 30, 2005, an increase of 8.6% and 4.1%, respectively, since December 31, 2004, and 13.9% and 4.6% from one year earlier. At September 30, 2005, Fauquier Bankshares’ Wealth Management Services division had approximately $254 million in assets under management, a growth of 7.8% from September 30, 2004. Randy Ferrell, commenting on the potential of the Haymarket market area, added, “We see the financial needs of the Haymarket community as an opportunity for us to become the community’s primary provider of wealth management services, including estate planning, asset management, and brokerage resources.”

Fauquier Bankshares and The Fauquier Bank, had combined assets of $457.8 million and total shareholders’ equity of $34.6 million at September 30, 2005. Non-performing assets were $233,000 or 0.06% of total loans at September 30, 2005, compared with $1.17 million or 0.36% of total loans one year earlier. Loan charge-offs, net of recoveries, totaled $195,000 and $156,000 for the first nine months of 2005 and 2004, respectively.

The Fauquier Bank, an independent, locally-owned, community bank, offers a full range of financial services, including internet banking, commercial, retail, insurance and wealth management services, through eight banking offices and nine ATM locations throughout Fauquier County and Manassas, Virginia. Additional information may be found by contacting us on the internet at www.fauquierbank.com or by calling: (800) 638-3798.

This press release may contain “forward-looking statements” as defined by federal securities laws. These statements address issues that involve risks, uncertainties, estimates and assumptions made by management, and actual results could differ materially from the results contemplated by these forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in: interest rates, general economic conditions, legislative/regulatory policies, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in our market area, and accounting principles, policies and guidelines. Other risk factors are detailed from time to time in our Securities and Exchange Commission filings. Readers should consider these risks and uncertainties in evaluating our forward-looking statements and should not place undue reliance on such statements. We undertake no obligation to update these statements following the date of this press release.

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Fauquier Bankshares, Inc. and Subsidiaries

Consolidated Balance Sheets

	Unaudited	Audited
	September 30, 2005	December 31, 2004

Assets
Cash and due from banks	$17,492,653	$8,944,590
Interest-bearing deposits in other banks	142,458	112,984
Federal funds sold	208,000	109,000
Securities, at fair value	49,425,513	58,594,905
Loans, net of allowance for loan losses of $4,338,156
in 2005 and $4,060,321 in 2004	366,767,923	337,791,782
Bank premises and equipment, net	8,470,730	8,533,619
Accrued interest receivable	1,449,847	1,507,391
Other assets	13,836,742	13,604,948

	457,793,866	429,199,219
Liabilities

Deposits:
Noninterest-bearing	94,691,194	79,222,524
Interest-bearing	295,196,578	295,433,173

Total deposits	389,887,772	374,655,697
Federal funds purchased	4,500,000	—
Dividends payable	—	508,887
Federal Home Loan Bank advances	22,000,000	15,000,000
Company-obligated mandatorily redeemable capital securities	4,124,000	4,124,000
Other liabilities	2,638,292	3,019,571
Commitments and contingent liabilities	—	—
Total liabilities	423,150,064	397,308,155
Shareholders’ Equity
Common stock, par value, $3.13; authorized 8,000,000 shares;
issued and outstanding, 2005, 3,447,506 shares; 2004, 3,392,580 shares	10,790,694	10,618,775
Retained earnings	24,196,698	21,320,223
Accumulated other comprehensive income (loss), net	(343,590)	(47,934)

Total shareholders’ equity	34,643,802	31,891,064
Total liabilities and shareholders’ equity	$457,793,866	$429,199,219

	Fauquier Bankshares, Inc. and Subsidiaries
	Consolidated Statements of Income
	(Unaudited)
	For the Nine Months Ended September 30, 2005
	2005		2004
Interest Income
Interest and fees on loans		$16,930,296		$14,721,573
Interest and dividends on securities available for sale:
Taxable interest income		1,439,268		1,132,968
Interest income exempt from federal income taxes		39,218		43,172
Dividends		147,155		112,383
Interest on federal funds sold		46,403		39,641
Interest on deposits in other banks		4,230		18,796
Total interest income		18,606,570		16,068,533

Interest Expense
Interest on deposits		3,518,244		2,430,544
Interest on federal funds purchased		58,234		33,817
Interest on Federal Home Loan Bank advances		626,385		592,757
Distribution on capital securities of subsidiary trust		201,872		149,208
Total interest expense		4,404,735		3,206,326

Net interest income		14,201,835		12,862,207
Provision for loan losses		472,917		539,583

Net interest income after
provision for loan losses		13,728,918		12,322,624

Other income
Wealth management income		1,034,450		971,516
Service charges on deposit accounts		1,976,960		1,922,547
Other service charges, commissions and fees		944,925		897,424
Other operating income		34,595		33,208
Total other income		3,990,930		3,824,695

Other Expenses
Salaries and benefits		6,235,035		5,799,404
Net occupancy expense of premises		708,096		649,489
Furniture and equipment		948,531		952,108
Other operating expenses		3,990,144		3,745,001
Total other expenses		11,881,806		11,146,002

Income before income taxes		5,838,042		5,001,317

Income tax expense		1,805,846		1,515,312

Net Income		$4,032,196		$3,486,005

	$		$
Earnings per Share, basic		1.18		1.05

	$		$
Earnings per Share, assuming dilution		1.13		0.99

	$		$
Dividends per Share		0.47		0.41

	Fauquier Bankshares, Inc. and Subsidiaries
	Consolidated Statements of Income
	(Unaudited)
	For the Three Months Ended September 30, 2005
	2005	2004
Interest Income
Interest and fees on loans	$5,855,666	$5,131,571
Interest and dividends on securities available for sale:
Taxable interest income	448,791	427,159
Interest income exempt from federal income taxes	13,082	14,381
Dividends	61,656	48,154
Interest on federal funds sold	8,907	19,178
Interest on deposits in other banks	1,400	536
Total interest income	6,389,502	5,640,979

Interest Expense
Interest on deposits	1,275,949	906,465
Interest on federal funds purchased	31,348	15
Interest on Federal Home Loan Bank advances	204,282	185,503
Distribution on capital securities of subsidiary trust	72,272	53,176
Total interest expense	1,583,851	1,145,159

Net interest income	4,805,651	4,495,820
Provision for loan losses	139,167	231,250

Net interest income after
provision for loan losses	4,666,484	4,264,570

Other income
Wealth management income	432,082	336,445
Service charges on deposit accounts	675,440	687,073
Other service charges, commissions and fees	335,506	273,936
Other operating income	18,452	8,891
Total other income	1,461,480	1,306,345

Other Expenses
Salaries and benefits	2,102,809	1,960,821
Net occupancy expense of premises	244,778	221,771
Furniture and equipment	311,403	342,591
Other operating expenses	1,302,490	1,109,791
Total other expenses	3,961,480	3,634,974

Income before income taxes	2,166,484	1,935,941

Income tax expense	693,707	603,956

Net Income	$1,472,777	$1,331,985

Earnings per Share, basic	$0.43	$0.40

Earnings per Share, assuming dilution	$0.41	$0.38

Dividends per Share	$0.16	$0.14

	Fauquier Bankshares, Inc.
	Selected Financial Data
	For the three months ending September 30,		For the nine months ending
			September 30,
	2005	2004	2005	2004
DOLLAR PER SHARE DATA:

Net income per share, basic	0.40	0.40	1.18	1.05
Net income per share, diluted	0.41	0.38	1.13	0.99
Book value at period end	10.05	9.12	10.05	9.12
PERFORMANCE RATIOS:

Net interest margin (1)	4.63%	4.61%	4.63%	4.58%
Return on average assets	1.30%	1.26%	1.21%	1.15%
Return on average equity	17.13%	17.92%	16.24%	16.01%
Efficiency ratio (2)	62.58%	61.05%	64.77%	66.19%
ASSET QUALITY RATIOS:

Allowance for loan losses to period
end loans, net	1.17%	1.19%	1.17%	1.19%
Nonperforming assets to allowance for
loan losses	5.38%	29.53%	5.38%	29.53%
Non-performing assets to period end loans
and other real estate owned	0.06%	0.36%	0.06%	0.36%
Net charge-offs to average loans	0.07%	0.06%	0.07%	0.06%
CAPITAL RATIOS:

Leverage	8.51%	8.12%	8.51%	8.12%
Risk Based Capital Ratios:
Tier 1 capital	11.38%	10.92%	11.38%	10.92%
Total capital	12.63%	12.17%	12.63%	12.17%
(1) Net interest margin is calculated as fully taxable equivalent net interest income divided by average earning assets and represents the Corporation’s net yield on its earning assets.
(2) Efficiency ratio is computed by dividing non-interest expense by the sum of fully taxable equivalent net interest income and non-interest income.